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                                                                    EXHIBIT 3.60

                 [Restated electronically for SEC purposes only]

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           FIRST RESORT SOFTWARE, INC.

         KNOW ALL MEN BY THESE PRESENTS, that I, TOM A. LEDDY, do hereby form a body corporate under and by virtue of the laws of the State of Colorado and in accordance therewith do make, execute and acknowledge these Articles of Incorporation and do certify as follows:

                                    ARTICLE I
                                      Name

         The name of this corporation shall be FIRST RESORT SOFTWARE, INC.

                                   ARTICLE II
                              Objects and Purposes

         The purpose for which this corporation is formed is to engage in business as a business corporation under the Colorado Corporation Code, and:

         1. To research, develop, market and distribute property management computer systems and associated computer components, equipment and procedures, including those things commonly described as computer hardware and computer software for such systems, and any other products or components of such systems.

         2. To engage in research and development, purchase, sale, import, export, license, distribution, design, manufacture, or rental of any product, machine, apparatus, appliance, merchandise, and property of every kind and description, ideas, systems, procedures, and services of any nature, including, without limiting the generality of the foregoing, all types of products which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment, optical scanning, analog and digital computers, components, all types of electrical, mechanical, electromechanical, and electronic products and systems used in connection therewith, such as for analysis of visible, radar, sonar, or other inputs, voice recognition and identification of voice elements, magnetic storage and drums, printers, communications systems, and any other product associated therewith.

         3. To publish, print, bind, buy, sell, and generally, as author, publisher or printer, create and deal in magazines, programs, books, pamphlets, leaflets, papers, and all other literary materials, and to copyright the content thereof, including all articles, stories, discussions and commentaries appearing therein; to produce and to sell advertising space in such literary

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publications, and to engage generally in the business of authorship, publications, and to engage generally in the business of authorship, publication, and printing of literary matter and computer software of every description.

         4. To advertise, promote, merchandise and otherwise purvey the investments and services authorized by any of the purposes for which this corporation is formed; to negotiate and to contract with respect to the furnishing of the same for or on behalf of any person, firm, or corporation, domestic or foreign, to enter into and carry out agency or joint arrangements with other persons, firms, or entities engaged in comparable activities; and generally to exploit the investments, services, objects and purposes of this corporation by all lawful means.

         5. To act as an investment advisor and management service corporation to the fullest extent permitted by applicable state and federal laws.

         6. To maintain executive and operating personnel for the purpose of advising and assisting others in all matters relating to investments and the management and operation of businesses and other properties of every kind.

         7. To furnish business investment and management plans and programs, to formulate policies and generally to advise and assist others, under contract or otherwise, in the management of their businesses, plants, properties and investments.

         8. To buy and sell on its own behalf, and on behalf of others in connection with the operation, management and development of individual and corporate investments, businesses, projects and developments.

         9. To conduct research and investigation throughout the world in order to secure appropriate information for capital investments both for its own account and as agent for others.

         10. To engage in consultant and advisory work in connection with the organization, financing, management, operation and reorganization of all investments, businesses and enterprises of every kind and description throughout the world. To manage and to provide management for and supervise all or part of any and every kind of investment or business enterprise, and to control or arrange with any corporation, association, partnership or individual for the management, conduct, operation and supervision of all kinds of investments and businesses wherever located.

         11. To acquire, by purchase, lease, or otherwise, lands and interests in lands, and to own, hold, improve, develop, and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the corporation, buildings or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any lands so owned, held, or occupied, and to encumber or dispose of any lands or interests in lands, and any buildings or other structures, and any stores, shops, suites, rooms, or part of any buildings or other structures, at any time owned or held by the corporation.

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         12.      As principal, agent, or broker, and on commission or
otherwise; to buy, sell, exchange, lease, let, grant, or take licenses in respect of, improve, develop, repair, manage, maintain, and operate real property of every kind, corporeal and incorporeal, and every kind of estate, right or interest therein or pertaining thereto; to contract, improve, repair, raise, and wreck buildings, structures, and works of all kinds, for itself or for others.

         13. To engage in any lawful act or activity for which corporations may be organized under the Colorado Corporation Code, or its successor statutes.

         14. To purchase or otherwise acquire, operate, hold, develop, improve, sell, convey, lease (as lessor or lessee), mortgage, or otherwise encumber or dispose of real property, personal property or facilities of any kind.

         15. To exercise any and all of the foregoing purposes and powers either alone or in concert with others and, if with others, as joint venturers, or, to the extent permitted by law as partners, limited partners or other associated forms.

         16. To borrow money without limit as to amount for all corporate purposes and evidence such borrowing or borrowings by notes, debentures, debenture stock or other securities or evidence of indebtedness; and, to assign, transfer, mortgage, pledge or otherwise encumber any of the assets of the corporation as security for the repayment thereof. Such borrowings may be from corporate stockholders of the company.

         17. To aid, in any manner, any corporation, firm, association, company, or issuer of which any stock, bonds, debentures, or other securities or evidences of indebtedness are held by this corporation; and to do all acts or things designed to protect, improve or enhance the value of any evidence of indebtedness.

         18. To issue and sell, hypothecate, or otherwise dispose of, and to buy or otherwise acquire stock, bonds, debentures, debenture stock, notes or other obligations of this corporation and of any other corporation.

         19. To purchase or acquire the shares of its own capital stock in the manner and to the extent permitted by law and upon such terms as its Board of Directors may determine; PROVIDED, HOWEVER, that shares so acquired shall not be deemed cancelled or extinguished unless so ordered by the Board of Directors in connection wit proceedings for the decrease of the capital stock, but such shares while held in the Treasury of the Company shall not be voted upon, directly or indirectly.

         20. To guarantee dividends of any shares of the capital stock of any corporation in which this company at any time may have an interest as shareholder and to endorse or otherwise guarantee the payment of principal or interest or both of any notes, bonds, or other evidences of indebtedness issued to or to be issued or created by any issuer in which, or in the securities of which, this corporation has a pecuniary interest.

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         21.      To purchase or otherwise acquire, hold, sell, convey, lease, mortgage, or otherwise encumber or dispose of real property or leaseholds and any interest, estate, or right in real property to the extent that the same may be deemed useful in furtherance of the corporation's business.

         22. To make, enter into, and perform contracts of every sort and kind with any person, firm, association, corporation, private, public or municipal or body politic, whether foreign or domestic, and with the Government of the United States or with any state, territory, or colony thereof, or with any foreign government.

         23. To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock-bonus plans, stock option plans and other incentive plans and to provide medical service, life, sickness, accident, disability or unemployment insurance or medical reimbursement plans, education, housing, social and recreational services, and other similar aids and services for all or any of the directors, officers and employees of the corporation, or any subsidiary thereof, wholly, or partly at the expense of the corporation.

         24. To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, and the personal representatives of all such persons, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; but, such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any bylaws, agreement, vote of shareholders, or otherwise.

         25. At any meeting of its Board of Directors, by a two-thirds majority vote of the whole Board, sell, lease, exchange and/or convey all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration or considerations as its Board of Directors shall deem expedient and for the best interests of the corporation. Any said consideration or considerations may consist in whole or in part of shares of stock in and/or other securities of any other corporation or corporations; PROVIDED, HOWEVER, in all such cases the affirmative vote of the holders of a two-thirds majority of the stock of said corporation then issued and outstanding and having voting power shall be noted in ratification of the action of the Board of Directors, said corporation duly called for that purpose. Nothing herein shall be construed to limit the power of the Board of Directors of this corporation to sell, lease, exchange and/or convey such parts or parcels of its real or personal property or assets as the Board of Directors may determine are no longer necessary or expedient to be held by the corporation, nor in any manner to limit the right and power of the corporation in ordinary course of its business to sell any of its securities or assets.

         26. To have and exercise any and all such incidental powers in addition to those hereinabove enumerated as shall be proper or convenience to accomplish the objects, purposes and powers aforesaid.

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                                   ARTICLE III
                                Term of Existence

         This corporation shall have perpetual existence.

                                   ARTICLE IV
                                  Capital Stock

         1. The capital stock of this corporation shall consist of Fifty Thousand (50,000) shares of common stock with $1.00 par value.

         2. The common stock of the corporation shall be issued from time to time upon resolution of the Board of Directors and when issued shall be fully paid and non-assessable and may be issued for cash, property, or services.

         3. Any holder of record of Common Stock issued and outstanding shall be entitled as of right to purchase or subscribe for his proportionate share of any unissued stock or treasury stock, of any new or additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock or any class. Said preemptive right is to be exercised in the following manner:

                  (a) Prior to issuing or selling the above-described stock or securities, the directors shall, by resolution, determine the number and price of shares of stock or securities to be issued or sold.

                  (b) With a reasonable time after adopting said resolution, there shall be mail3ed to each common stockholder, at his last known address appearing in the records of the corporation, a letter specifying the total number of shares or securities to be issued or sold pursuant to said resolution and permitting him to purchase at the specified price the number of shares or securities to which he is entitled, together with such other information as the Board of Directors may deem necessary or desirable.

                  (c) Each common stockholder, or his assignee, shall have such reasonable time as the Board of Directors may determine from the mailing of this notice within which to send a written statement to the corporation signifying his desire to exercise his preemptive right; and, if he does not so return said written statement to the corporation within said time, the corporation shall be free, for a period of twelve (12) months from the expiration of said reasonable time, to sell the stock or securities allocable to said stockholder's preemptive right to any buyer it may elect, but not at a price less than the price referred to in paragraph (a), above.

                  (d) The stock of the corporation may be restricted by stockholders' agreements, and the corporation may be a party to such agreements.

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                                    ARTICLE V
                                    Directors

         The business and affairs of this corporation shall be vested in a Board of Directors consisting of not less than three (3) nor more than five (5) members; except that there need be only as many directors as there are, or initially will be, stockholders in the event that the outstanding shares of this corporation are, or initially will be, held of record by fewer than three (3) stockholders. Directors need not be stockholders, and they shall serve for one year terms or until their successors shall be duly elected and qualified. The names and addresses of the first Board of Directors are as follows:

    Name                               Address

Tom A. Leddy                     715 West Main Street
                                 Aspen, CO  81611

Pat Curry                        715 West Main Street
                                 Aspen, CO  81611

Evan H. Gull                     715 West Main Street
                                 Aspen, CO 81611

         The number of directors may be increased according to resolution of the Board of Directors or by action of stockholders of the corporation at a meeting called for that purpose. Any increase in the number of directors so authorized may be filled by directors elected by the Board of Directors, and such director shall serve until the next annual stockholders' meeting, and shall apply to the directors elected at such meeting. The number of directors may be reduced only by action of the stockholders at the annual meeting or a special meeting called for that purpose, except as otherwise provided above with respect to fewer than three (3) record shareholders.

                                   ARTICLE VI
                         Registered Office and Meetings

         The registered office of the corporation shall be maintained at 1675 Broadway, Denver, CO 80202; the registered agent of the corporation is The Corporation Company.

         An original stock ledger (or a duplicate thereof, if such original be kept by the transfer agent of the corporation), together with the books required to be kept by the statutes of the State of Colorado shall be kept at the principal office of the corporation in Aspen, Colorado.

         The corporation may carry on business within or without the State of Colorado in such a manner and to such extent as may from time to time be determined by the Board of Directors.

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         Annual or special meetings of the stockholders and of the Board of
Directors may be held within or without the State of Colorado at such place or places and at such times as may be hereafter fixed by the bylaws or by resolution of the Board of Directors; PROVIDED, HOWEVER, that no change of the place of the meeting of the stockholders from that previously fixed by the bylaws or Board of Directors' resolution shall be made less than thirty (30) days prior to the date of such stockholders' meeting.

                                   ARTICLE VII
                                Cumulative Voting

         Cumulative voting shall not be allowed in the election of directors.

                                  ARTICLE VIII
             Right of Director and Officer to Deal With Corporation

         A director of the corporation shall not, in the absence of fraud and provided his adverse interest is disclosed to the other directors, be disqualified by his office from dealing or contracting with the corporation either as inventory, lender, vendor or purchaser; nor, in the absence of fraud, shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is a stockholder, director, officer or employee is in any way interested in such contract or transaction provided the director's adverse interest or interests in such firm or corporation be disclosed to the other directors.

                                   ARTICLE IX
                                     Bylaws

         The Board of Directors of this corporation shall have power to adopt such prudential bylaws as may be deemed necessary or expedient for the proper government and management of the affairs of this corporation; and to amend, alter, or repeal the same from time to time as the Board may deem advisable. Nothing herein contained shall be construed to prevent the stockholder's of this corporation at any regular meeting, or at any special meeting called for that purpose, by vote of the holders of a majority in the amount of the voting stock then outstanding, from amending, altering or repealing the then existing bylaws of this corporation and adopting any bylaws of set of bylaws.

                                    ARTICLE X
                           Liquidation of Corporation

         Upon any liquidation of the corporation, distribution of the assets of the corporation may be made either in cash or in kind, or in cash and in kind, according to the discretion of the Board of Directors. Distribution in kind may be valued according to the good faith determinations of the Board of Directors.

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                                   ARTICLE XI
                                   Amendments

         These Articles of Incorporation may be amended form time to time as may be permitted by the laws of the State of Colorado then in force.

         IN WITNESS WHEREOF, the above-named incorporator has hereunto set his hand this 15th day of July, 1985.

                                                     /s/ Tom A. Leddy
                                                     ---------------------------
                                                     Tom A. Leddy
                                                     715 West Main Street
                                                     Aspen, CO  81611

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